UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2015

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-24557	54-1874630
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8270 Greensboro Drive, Suite 500
McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2015, Cardinal Financial Corporation (the “Company”) announced that Bernard H. Clineburg will become the Executive Chairman of the Board of Directors for the Company and Cardinal Bank (collectively, the “Companies”) in January 2016, with the specific date in January to be subsequently determined (the “Effective Date”).  Christopher W. Bergstrom will become the Acting President and Chief Executive Officer of the Companies, reporting to Mr. Clineburg, effective as of the Effective Date.  Mr. Clineburg will remain Principal Executive Officer.

Mr. Bergstrom, 55, has been a Regional President of Cardinal Bank since 2002, the Company’s Chief Credit Officer since 2005 and the Company’s Chief Risk Officer since 2007. He was the President and Chief Executive Officer of Cardinal Bank-Manassas/Prince William, N.A. from 1999 to 2002 when it merged with Cardinal Bank.

As Executive Chairman, Mr. Clineburg will focus on ensuring a seamless transition in leadership along with corporate strategy and mergers and acquisitions. Mr. Bergstrom will be responsible for the day to day management of the Companies.

Adjustments to contractual compensation for both Mr. Clineburg and Mr. Bergstrom will be determined at a later date prior to the Effective Date.

A copy of the Company’s press release announcing the appointments is being furnished as an exhibit to this report and is incorporated by reference into this Item 5.02.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: November 4, 2015	By:	/s/ Jennifer L. Deacon
Jennifer L. Deacon
Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 4, 2015.